UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2009

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HIGHLANDS BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-27622 (Commission File Number)	54-1796693 (IRS Employer Identification No.)

340 West Main Street Abingdon, Virginia (Address of principal executive offices)	24210-1128 (Zip Code)

Registrant’s telephone number, including area code: (276) 628-9181

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously disclosed in April 2009, the Board of Directors of Highlands Bankshares, Inc. (the “Company”) implemented a policy whereby it expects the Company will pay cash dividends on a semi-annual basis instead of an annual basis. In furtherance of this policy, on July 9, 2009, the Board of Directors declared a cash dividend of $0.11 for each share of the Company’s common stock outstanding. The dividend is payable on August 3, 2009 to shareholders of record on July 24, 2009. Based on the current number of shares outstanding, the aggregate payment will be approximately $550,356. The Board of Directors expects to declare its next cash dividend after the conclusion of the fourth quarter of 2009.

A Cautionary Note about Forward-Looking Statements

Certain information in this report may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. These statements speak only as of the date of this report. The statements are based on current expectations, are inherently uncertain, are subject to risks, and should be viewed with caution.

Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHLANDS BANKSHARES, INC.
(Registrant)

Date: July 10, 2009	By:	/s/ James R. Edmondson
James R. Edmondson
Vice President of Accounting